FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of July 30, 2008, by and between COMERICA BANK (“Bank”) and LYRIS, INC., LYRIS TECHNOLOGIES INC., and COMMODORE RESOURCES (NEVADA), INC. (each a “Borrower” and collectively, “Borrowers”).

RECITALS

     Borrowers and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 6, 2008, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

     1. Section 6.7(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

          “(b) EBITDA. Measured on a rolling three-month basis, EBITDA as follows (i) measured quarterly, not less than Eight Hundred Thousand Dollars ($800,000) for the quarterly measuring period ending March 31, 2008, (ii) measured quarterly, not less than Negative Four Hundred Thousand Ten Dollars (-$410,000) for the quarterly measuring period ending June 30, 2008, (iii) measured quarterly, not less than Two Hundred Fifty Thousand Dollars ($250,000) for the quarterly measuring period ending September 30, 2008, (iv) measured monthly, One Million Five Hundred Thousand Dollars ($1,500,000) for the monthly measuring periods ending December 30, 2008 through February 28, 2009, and (v) measured monthly, Two Million Dollars ($2,000,000) for each monthly measuring period thereafter.”

     2. Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

     3. Bank hereby waives Borrowers’ violation of Section 6.7(b)(ii) of the Agreement as in effect prior to the date hereof.

     4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

     5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

     6. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that except as waived hereby, no Event of Default has occurred and is continuing.

     7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Amendment, duly executed by each Borrower;

          (b) an amendment fee in the amount of Seven Thousand Five Hundred Dollars ($7,500), which may be debited from any of Borrowers’ accounts;

          (c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrowers’ accounts; and

          (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LYRIS, INC.

By:	/s/ Luis Rivera

Title:	Chief Executive Officer

LYRIS TECHNOLOGIES INC.

By:	/s/ Luis Rivera

Title:	Chief Executive Officer

COMMODORE RESOURCES (NEVADA), INC.

By:	Richard A. McDonald

Title:	President

COMERICA BANK

By:	Philip Koblis

Title:	First Vice President

[Signature Page to First Amendment to Amended and Restated Loan & Security Agreement]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	LYRIS INC., for itself and on behalf of all Borrowers

     The undersigned authorized officer of LYRIS, INC., for itself and on behalf of all Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"), (i) Each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes	No
10K	Within 90 days of fiscal year end	Yes	No
10Q	Within 45 days of quarter end	Yes	No
A/R & A/P Agings	Monthly within 30 days	Yes	No
Compliance Cert.	Monthly within 30 days	Yes	No
A/R Audit	Annual	Yes	No
IP Report	Quarterly within 45 days	Yes	No
Total amount of Borrowers' cash and investments	Amount: $________	Yes	No
Total amount of Borrowers' cash and investments maintained with	Amount: $________	Yes	No
Bank

Financial Covenant	Required	Actual	Complies

Maximum Senior Debt to EBITDA*
Through 6/30/08	2.50:1.00	___ : 1.00	Yes	No
7/1/08 – 11/30/08	3.25:1.00
12/1/08 and thereafter	2.00:1.00

Minimum EBITDA
Quarter ending 3/31/08	$800,000	$___________	Yes	No
Quarter ending 6/30/08	-$410,000
Quarter ending 9/30/08	$250,000
12/30/08 through 2/28/09	$1,500,000
3/1/09 and thereafter	$2,000,000

Minimum Fixed Charge Coverage**
Through 8/31/08, 12/1/08 and thereafter	1.25 : 1.00	___ : 1.00	Yes	No
9/1/08 – 11/3/08	1.15:1.00

Minimum Liquidity
Through 3/31/08	$500,000	$___________	Yes	No
4/1/08 through 6/30/08	$250,000

Buckman Subordinated Debt converted to equity	3/31/08	_______________	Yes	No

* EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter.

**EBITDA shall be calculated (i) on a trailing twelve (12) month basis and shall exclude one (1) time impairment charges at all times until November 30, 2008 and (ii) on an annualized rolling three (3) month basis thereafter. At all times prior to November 30, 2008, the current portion of all Indebtedness to Bank shall be excluded from the denominator of the Fixed Charge Coverage covenant.

Comments Regarding Exceptions: See Attached.

Sincerely,

SIGNATURE

TITLE

DATE
BANK USE ONLY

Received by:
AUTHORIZED SIGNER
Date:

Verified:
AUTHORIZED SIGNER
Date:
Compliance	Status	Yes	No